                                                                   Exhibit 10.19

                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (including the Exhibits hereto, this "Agreement"), dated as of May 16, 2003, by and between LESLIE'S POOLMART, INC., a Delaware corporation (the "Company"), and the undersigned holder of the Company's 10-3/8% Senior Notes due 2004 (the "Holder").

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Holder owns the aggregate principal amount set forth on
Schedule 1 hereto (the "Holder's Interest") of the Company's 10-3/8% Senior Notes due 2004 (the "Old Notes") issued pursuant to the Indenture (the "Old Indenture"), dated as of June 11, 1997 between the Company and Bank of New York, as successor by merger to U.S. Trust Company of California, N.A., as Trustee (the "Trustee");

     WHEREAS, Holder desires to transfer to the Company all of Holder's right, title and interest in, to and under the Old Notes, in exchange for the issuance of the Company's 10 3/8 % Series A Senior Notes due 2008 (the "Series A Notes") to be issued in accordance with Section 1 herein and pursuant to an Indenture, to be dated as of May 21, 2003, between the Company and the Trustee in substantially the form of Exhibit B, which form is marked to show changes from the Old Indenture (the "New Indenture"). Such exchange made hereby and effected in accordance with this Agreement is sometimes referred to herein as the "Exchange."

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Terms of Exchange

          (a) The Series A Notes have been offered and will be issued to the Holder pursuant to a private placement exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act").

          (b) In the Exchange, $1,000 in principal amount of Series A Notes will be issued for each $1,000 in principal amount of Old Notes exchanged pursuant to this Agreement. The terms of the Series A Notes will be identical to those of the Old Notes in all material respects, except that (i) the maturity of the Series A Notes will be July 15, 2008, (ii) the basket amount for calculating permitted restricted payments in Section 4.03 of the New Indenture will be reset to zero (iii) the test for determining whether the Company may incur additional indebtedness in Section 4.04 of the New Indenture will require interest coverage of at least 2.5 to 1.0 and (iv) the Series A Notes will not be redeemable prior to July 15, 2005, at which time they will be redeemable at a redemption price of 102.594%, which price will decrease to 100% on and after July 15, 2006; provided that prior to July 15, 2005 up to $20 million in principal amount of such Notes may be redeemed with cash proceeds from one or more public equity offerings at a price of 110.375%, so long as at least $20 million in principal amount of the Series A Notes is outstanding after such redemptions.

          (c) Effective at the Closing (as defined below), the Holder will transfer the aggregate principal amount of Old Notes set forth on Schedule 1 hereto in exchange for (i) a like aggregate principal amount of Series A Notes and (ii) a cash payment equal to 2.0% of the aggregate principal amount of the Old Notes set forth on Schedule 1 (the "Cash Payment"), together with a cash payment in the amount of accrued interest on the surrendered Old Notes through the Closing and less any applicable tax withholding. Upon such exchange, Holder shall assign and convey unto the Company, its successors and assigns, and the Company shall receive and accept all right, title and interest of Holder in, to, under and in respect of the Old Notes.

          (d) Holder (including subsequent transferees of the Series A Notes) will have the registration rights set forth in the Registration Rights Agreement to be dated as of May 21, 2003, by and among the Company, Holder and other holders of Old Notes in substantially the form of Exhibit A, which form is marked to show changes from the registration rights agreement pursuant to which the Old Notes were registered (the "Registration Rights Agreement") for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to (A) the Company's 10 3/8 % Series B Senior Notes due 2008 (the "Series B Notes" and, together with the Series A Notes, the "New Notes") to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Registered Exchange Offer") and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes, and to use their best efforts to cause such Registration Statements to be declared effective.

          (e) The Series A Notes being issued pursuant to this Section 1 pursuant to the Exchange are being issued to refinance the Old Notes for the Series A Notes, and constitute "Refinancing Indebtedness" as defined in the Old Indenture relating to the Old Notes.

     2. Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur on May 21, 2003 (the "Closing Date") at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019, and the following shall occur at the Closing:

          (a) Holder shall irrevocably instruct the participant in The Depository Trust Company ("D.T.C.") System that holds the Old Notes on behalf of Holder to deliver "free" the Old Notes to the Company via the Company's account number 1019000411 at Jefferies & Company, Inc. ("Jefferies"), and shall take such action as is reasonably necessary to cause such delivery to occur by 9 a.m., New York time, on the day prior to the Closing Date. The Company shall hold such Old Notes in escrow until the Closing. If the Closing does not occur within two (2) business days of the Closing Date, the Company shall return such Old Notes to the Holder. Holder shall deliver to the Company at the Closing such customary tax forms as it may request.

          (b) The Company shall deliver to the Holder the Series A Notes as set forth in Schedule 1 hereto duly registered in the name of Cede & Co., as nominee of D.T.C. and authenticated by the trustee under the New Indenture, with the legend in the form set forth on the form of Series A Note set forth in New Indenture.

     The closing of the transactions contemplated hereby shall be expressly conditioned upon the satisfaction of the General Conditions (as such term is defined in Section 6) as of the Closing Date. This Agreement shall become effective upon its execution by both the Holder and the Company.

     The obligations of each party to close pursuant to this Section 2 shall also be conditioned upon the respective representations and warranties by each such party herein being true and correct in all material respects as of the Closing and such representations and warranties shall be deemed to be restated and remade as of the date of Closing.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder, and its successors and assigns, as of the date hereof and as of the Closing Date, as follows:

          (a) The Company has duly authorized the Series A Notes and, when issued and authenticated in accordance with the terms of the New Indenture and delivered to and paid for by Holder in accordance with the term hereof, the Series A Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (b) The Company is duly organized, validly existing and in good standing under the laws of Delaware with all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the New Indenture, and the Registration Rights Agreement and to consummate the transactions contemplated herein and therein.

          (c) The Company has duly authorized the Series B Notes and, when issued and authenticated in accordance with the terms of the Registered Exchange Offer and the New Indenture, the Series B Notes will conform to the description thereof in the applicable Registration Statement, and will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) .

          (d) The execution, delivery and performance of this Agreement and all other instruments and documents to be executed and delivered by the Company in connection herewith (including the New Indenture and the Registration Rights Agreement) have been (or will be prior to the Closing) duly authorized by all necessary corporate proceedings.

          (e) No authorizations, consents or approvals from, or notifications to, or filing with, any court or any governmental agency having jurisdiction over the Company are or will be necessary for the valid execution, delivery or performance by the Company of this Agreement, except as may be required by the public reporting requirements applicable to the Old Notes or by the Registration Rights Agreement.

          (f) This Agreement, the New Indenture and the Registration Rights Agreement constitute the legal, valid and binding obligation of the Company except as may be limited by bankruptcy, reorganization, receivership, insolvency or similar laws affecting the enforcement of creditors' rights generally and limitations on the enforcement of equitable remedies.

          (g) Assuming the satisfaction of the General Conditions, the accuracy of Holder's representations and warranties, the execution, delivery and performance of this Agreement and all other instruments and documents to be executed and delivered by the Company in connection herewith (including the New Indenture and the Registration Rights Agreement) and the consummation of the transactions contemplated hereby or thereby by the Company are not (and will not be) in conflict with or in contravention or violation of any law (including common law), rule or regulation by which the Company is bound or to which it is subject or any material agreement to which it is a party or by which it is bound (including the old Indenture). No proceedings are pending against the Company or, to the Company's knowledge, without independent investigation, threatened against the Company before any court, arbitrator or administrative or governmental body which, in the aggregate, would have a material adverse effect on Holder's rights and remedies hereunder.

          (h) The Company will not, as of the Closing, have any Indebtedness (as defined in the Old Indenture) outstanding pursuant to clause (x) or (xi) of the definition of Permitted Indebtedness in the Old Indenture.

          (i) The Company intends to redeem, on or before August 15, 2003, at par, all Old Notes that remain outstanding on such date.

     4. Representations, Warranties and Agreements of Holder. Holder hereby represents, warrants and covenants to the Company, as of the date hereof and as of the Closing Date, as follows:

          (a) Holder is, and at all times prior to the Closing will be, the sole beneficial owner and Holder's nominee is, and at all times prior to the Closing will be, the sole legal and record owner, of the Holder's Interest free and clear of all liens.

          (b) Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated herein.

          (c) The execution, delivery and performance of this Agreement and all other instruments and documents to be executed and delivered by Holder in connection herewith and contained herein and the Registration Rights Agreement, have been (or will be prior to the Closing) duly authorized by all necessary proceedings.

          (d) No authorizations, consents or approvals from, or notifications to, or filing with, any court or any governmental agency having jurisdiction over Holder or any other person or entity are or will be necessary for the valid execution, delivery or performance by Holder of this Agreement or the agreements contemplated hereby.

          (e) This Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligation of Holder except as may be limited by bankruptcy, reorganization, receivership, insolvency or similar laws affecting the enforcement of creditors' rights generally and limitations on the enforcement of equitable remedies.

          (f) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and all other instruments and documents to be executed and delivered by Holder in connection herewith and therewith and the consummation of the transactions contemplated hereby or thereby by Holder are not (and will not be) in conflict with or in contravention or violation of any law (including common law), rule or regulation by which the Holder is bound or to which it is subject or any material agreement to which it is a party or by which it is bound. No proceedings are pending against Holder or, to Holder's knowledge, without independent investigation, threatened against Holder before any court, arbitrator or administrative or governmental body which, in the aggregate, would have a material adverse effect on the Holder's Interest or the Company's rights and remedies hereunder or in respect of the Holder's Interest.

          (g) Holder is a "qualified institutional buyer" within the meaning of Rule 144A of the Act or an institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) and (7) under the Act, in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes. Holder understands that the Series A Notes have not been registered under the Act, or any state securities laws, and may not be sold, transferred or otherwise disposed of by Holder without such registration or an exemption therefrom (including pursuant to Rule 144A to another qualified institutional buyer within the meaning of Rule 144A of the Securities Act). Except as otherwise indicated on the signature page below, Holder is a "United States person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Holder understands that unless it is a United States person within the meaning of the Code and has properly completed and delivered to the Company together with this Agreement a IRS Form W-9, the payments to be made to it by the Company in connection with the Exchange may be subject to tax withholding, and hereby agrees to indemnify the Company for and hold the Company harmless from all loss, cost and expense it may incur as a result of any such amounts being subject to tax withholding, whether or not the Company makes any such withholding.

          (h) Holder (i) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction, and
(ii) has not solicited and, unless and until the Series A Notes are registered under the Act, will not solicit any offer to buy or offer to sell the Series A Notes by means of any form of general solicitation or general advertising (as such terms are defined in Regulation D under the Act) or in any manner involving a public offering within the meaning of the Act.

          (i) Holder acknowledges that the Company has material, non-public information regarding the condition (financial and otherwise), results of operations, businesses, properties, plans (including, without limitation, proposed acquisitions, divestitures, financings, refinancings (including with regard to the Exchange), and recapitalizations), and prospects of the

Company (collectively, "Information") and that such Information might be material to Holder's decision to participate in the Exchange of the Old Notes for the Series A Notes, become party to this Agreement or be otherwise materially adverse to the Holder's interests. Holder acknowledges that Holder has been offered the opportunity to discuss the Company and its affairs and the Exchange with the Company and its officers, representatives and agents, and that Holder has declined such offer and discussions. Accordingly, Holder acknowledges and agrees that the Company shall have no obligation to disclose to Holder any of such Information. Holder acknowledges that it has been advised that the Company intends to redeem, on August 15, 2003, at par, all Old Notes that remain outstanding following the Exchange.

          (j) Holder acknowledges that: (1) it has received and reviewed this Agreement, the Registration Rights Agreement, the Old Indenture and the New Indenture attached hereto; (2) the Company's Report on 10K for the year ended September 28, 2002; (3) has received or is able to access the Incorporated Documents; and (4) Holder has been afforded the opportunity to make appropriate inquiries of the Company in connection with the transactions contemplated by this Agreement.

          (k) Holder has consulted its own legal, financial and tax counsel as it deems appropriate in order to make an informed decision regarding its exchange of the Old Notes for the Series A Notes, the issuance of Series A Notes and the other transactions contemplated hereby, including the tax consequences of the exchanges and the receipt of the Cash Payment and any "original issue discount" consequences in respect of such transactions. Holder acknowledges that it has not relied on the Company or its advisors or agents for any tax advice, and that among other tax consequences of the Exchange, the Cash Payment may result in "original issue discount" to be included in Holder's income for U.S. federal income tax purposes over the term of the New Notes or may be treated as income at the time the Cash Payment is received or accrued in accordance with Holder's method of tax accounting.

          (l) Holder is a sophisticated seller and investor with respect to the Holder's Interest and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the exchange of the Holder's Interest for the Series A Notes pursuant to this Agreement and has independently and without reliance upon Holder and based on such information as Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Holder has relied upon the representations and warranties of the Company contained in this Agreement.

          (m) Holder represents that it has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Exchange and has independently and without reliance upon the Company or Jefferies made its own analysis and decision to exchange the Old Notes for the Series A Notes and Cash Payment. Holder hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it has or may have against the Company and Jefferies and their respective affiliates, controlling persons, officers, directors, employees, representatives and agents, based upon, relating to or arising out of the nondisclosure of any Information.

          (n) Holder has not acquired the Series A Notes on behalf, or at the request, of the Company or any of its affiliates. Holder has not engaged or employed any broker or finder in connection with the transactions referred to herein. Holder acknowledges and confirms that the exchange of the Old Notes for the Series A Notes and Cash Payment by Holder was privately negotiated in an independent transaction and not publicly solicited by or on behalf of the Company or any of its affiliates.

          (o) Holder acknowledges that it is aware of the so-called insider trading rules, regulations and law which prohibit sales and purchases of securities while in possession of material non-public information and the disclosure of such information to others, and that this Agreement and the transactions contemplated hereby may constitute such information.

     5. Costs and Expenses. The Company and Holder shall each be responsible for their own costs and expenses in connection with the preparation, negotiation and execution of this Agreement. Jefferies has acted as agent for the Company in connection with the transactions contemplated hereby and is being paid fees by the Company.

     6.  Definitions.

     "General Conditions" means the satisfaction of the following:

          (i) there shall not have been instituted or threatened or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Exchange that is, or is reasonably likely to be, in the sole judgment of the Company, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company;

          (ii) there shall not have occurred any material adverse development, in the sole judgment of the Company, with respect to any action or proceeding concerning the Company existing on the date hereof;

          (iii) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall not have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of either of the Exchange or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company;

          (iv) there shall not have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange or that will, or is reasonably likely to, materially impair the contemplated benefits to the Company of the Exchange; or

          (v) the trustee under the New Indenture or the Holders shall not have objected in any respect to, or taken any action that could, in the sole judgment of the Company, adversely affect the consummation of, the Exchange, or shall not have taken any action that challenges the validity or effectiveness of the procedures used by the Company in the making of the Exchange Offer or the acceptance of, or payment for, any of the Old Notes or any of the consents by the Company.

          (vi) the Company's shall have obtained all consents required under the Loan and Security Agreement, dated as of June 22, 2000, by and among the Company, LPM Manufacturing, Inc., Wells Fargo Retails Finance LLC, by assignment and PNC Bank, National Association, as amended, to the consummation of the Exchange and the issuance of the New Notes.

          (vii) Moody's and Standard & Poor's shall issue prospective ratings of B2/B-, respectively, on the New Notes and such ratings shall not have been withdrawn.

     "Incorporated Documents" means the Quarterly Report on Form 10-Q for the quarter ended December 28, 2002 filed on February 11, 2003 by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and the Quarterly Report on Form 10-Q for the quarter ended March 29, 2003 filed on May 12, 2003 by the Company with the Commission pursuant to the Securities Exchange Act of 1934.

     7. Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, sets forth the entire agreement between Holder and the Company relating to the transactions contemplated hereby, supersedes all prior communications and understandings of any nature and may not be supplemented, altered or waived other than in a writing signed by the parties.

     8. Notices. Each notice or other communication hereunder shall be in writing, shall be sent by mail, postage prepaid, messenger, telecopy or overnight courier, shall be deemed given when delivered to the designated address or telecopy set forth in Annex I, and in the case of delivery by mail, five (5) days after deposit in the U.S. Mail (or such other address as Holders or the Company may designate from time to time to the other party hereto).

     9. Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties contained herein shall survive the consummation of the transactions contemplated in this Agreement.

     10. Further Assurances. Each party shall execute and deliver all further documents or instruments reasonably requested by the other party in order to effect the intent of this Agreement and obtain the full benefit of this Agreement.

     11. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their successors and assigns; provided, that this Agreement shall not be assigned by either party hereto without the prior written consent of the other.

     12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK
WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES.

     13. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     14. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     15. Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any purpose.

     16. Limitations on Liability. The parties hereto acknowledge and agree that in no event shall any of the partners, officers, directors, shareholders, members, affiliates, employees, agents or investment managers (collectively, "Representatives") of any party hereto have any obligation or liability to the other or any other person for any action taken or omitted by or on behalf of any party hereto or in connection herewith (such obligation and liability begin the sole responsibility of such party hereunder). The parties hereto further acknowledge and agree that all obligations and liabilities of the parties to this Agreement or in connection herewith are enforceable solely against such party and its assets and not against the assets of any other party or any Representatives of any party.

     17. No Relationship. Nothing contained herein shall establish any fiduciary, partnership, joint venture or similar relationship between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       LESLIE'S POOLMART, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       HOLDER:


                                       -----------------------------------------
                                                      [print name]


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Wire information for cash payment[s]:

                                       ------------------------------------

                                       ------------------------------------

                                   SCHEDULE 1
                                   ----------
Name of Holder:
               ------------------------
Print Name:
           ----------------------------

Principal Amount of Old Notes being sold:                             $________
Principal Amount of Series A Notes:                                   $________

DTC Participant(s)        DTC Participant(s) Code(s)     Principal Amount of
------------------        --------------------------     -----------------------
                                                         Old Notes Held
                                                         --------------
                                                         by Each DTC Participant
                                                         -----------------------

------------------        --------------------------     -----------------------

------------------        --------------------------     -----------------------

------------------        --------------------------     -----------------------

                                     ANNEX I
                                     -------
          Notice Address:
                         ---------------------------

                         ---------------------------

                         ---------------------------

                         ---------------------------
                         Facsimile No.
                                      --------------
                         Telephone No.
                                      --------------
                         Attention:
                                   -----------------

                                    EXHIBIT A
                                    ---------
                          Registration Rights Agreement

                                    EXHIBIT B
                                    ---------
                                  New Indenture

                                       14